Exhibit 99.1

Audited financial statements for the years ended December 31, 2010 and 2009 for Pringo, Inc. and unaudited financial statements for the nine months ended September 30, 2011 and 2010 for Pringo, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Pringo, Inc.
Los Angeles, California

We have audited the balance sheets of Pringo, Inc. (the “Company”) as of December 31, 2010 and 2009 and the related statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform each audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit as of December 31, 2010, limited liquidity and has not completed its efforts to establish a stable recurring source of revenues sufficient to cover operating costs for the next twelve month period, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

September 20, 2011

Pringo, Inc.
Balance Sheets

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash	$25,963	$74,131
Investments in marketable securities	4,444	6,666
Accounts receivable, net of allowance for doubtful accounts	69,933	93,907
Accounts receivable – related party	34,356	-
Prepaid expenses and other current assets	6,727	18,691
Total current assets	141,423	193,395

Property and equipment, net of accumulated depreciation	19,894	33,747
Software development costs, net of accumulated amortization	247,660	202,403
Domain name	20,100	20,100

TOTAL ASSETS	$429,077	$449,645

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$305,996	$240,581
Accounts payable and accrued expenses – related parties	216,132	151,500
Short-term debt – related parties, net of debt discount	191,000	159,638
Deferred revenue	1,467	-
Total current liabilities	714,595	551,719

Commitments and contingencies	-	-

Stockholders’ deficit:
Preferred stock, $0.000001 par value; 50,000,000 shares
authorized; none issued and outstanding	-	-
Common stock, $0.000001 par value; 100,000,000 shares
authorized; 23,133,500 shares issued and outstanding	23	23
Additional paid-in capital	1,867,779	1,867,779
Accumulated deficit	(2,112,764)	(1,931,542)
Accumulated other comprehensive loss	(40,556)	(38,334)
Total stockholders' deficit	(285,518)	(102,074)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$429,077	$449,645

See accompanying summary of accounting policies and notes to financial statements.

Pringo, Inc.
Statements of Operations and Comprehensive Loss
For the years ended December 31, 2010 and 2009

	December 31,	December 31,
	2010	2009

REVENUES	$851,739	$799,863
COST OF REVENUES	387,599	450,324

GROSS PROFIT	464,140	349,539

OPERATING EXPENSES:
Selling, general and administrative	445,001	447,298
Depreciation and amortization	146,327	314,154
Total operating expenses	591,328	761,452

LOSS FROM OPERATIONS	(127,188)	(411,913)

OTHER EXPENSE:
Interest expense	(54,034)	(56,344)

NET LOSS	$(181,222)	$(468,257)

OTHER COMPREHENSIVE LOSS:
Unrealized loss on available-for-sale securities	(2,222)	(193,314)

COMPREHENSIVE LOSS	$(183,444)	$(661,571)

Net loss per common share – basic and diluted	$(0.01)	$(0.02)

Weighted average number of common shares outstanding – basic and diluted	23,133,500	23,133,500

See accompanying summary of accounting policies and notes to financial statements.

Pringo, Inc.
Statements of Changes in Stockholders' Deficit
For the Years Ending December 31, 2009 and 2010

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit	Income (Loss)	Equity (Deficit)

Balance, December 31, 2008	23,133,500	$23	$1,747,607	$(1,463,285)	$154,980	$439,325
Beneficial conversion feature discount	-	-	71,685	-	-	71,685
Contributed capital	-	-	44,560	-	-	44,560
Cancellation of related party debt	-	-	3,927	-	-	3,927
Net loss	-	-	-	(468,257)	-	(468,257)
Loss on available – for – sale securities	-	-	-	-	(193,314)	(193,314)

Balance, December 31, 2009	23,133,500	23	1,867,779	(1,931,542)	(38,334)	(102,074)

Net loss	-	-	-	(181,222)	-	(181,222)
Loss on available – for – sale securities	-	-	-	-	(2,222)	(2,222)

Balance, December 31, 2010	23,133,500	$23	$1,867,779	$(2,112,764)	$(40,556)	$(285,518)

See accompanying summary of accounting policies and notes to financial statements.

Pringo, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2010 and 2009

	December 31,	December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(181,222)	(468,257)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Bad debt expense	99,383	51,485
Depreciation and amortization	146,327	314,154
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(75,409)	32,945
Increase in accounts receivable – related party	(34,356)	-
Decrease in prepaid expenses	11,964	4,518
Increase in accounts payable	65,415	12,042
Increase in accounts payable–related parties	64,632	62,500
Increase (decrease) in deferred income	1,467	(1,500)
NET CASH PROVIDED BY OPERATING ACTIVITIES	98,201	7,887

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for software development costs	(146,369)	(152,881)
NET CASH USED IN INVESTING ACTIVITIES	(146,369)	(152,881)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions	-	44,560
Proceeds from short-term debt – related parties	115,000	194,500
Repayments of short-termdebt – related parties	(115,000)	(49,573)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	-	189,487

Net increase (decrease) in cash	(48,168)	44,493
Cash at beginning of year	74,131	29,638

Cash at end of year	$25,963	$74,131

SUPPLEMENTAL INFORMATION:
Cash paid during year for:
Interest	$14,564	$16,021
Income taxes	-	-

NON CASH INVESTING AND FINANCING ACTIVITIES:
Beneficial conversion feature discount	$-	$71,685
Cancellation of related party debt	-	3,927

See accompanying summary of accounting policies and notes to financial statements.

Pringo, Inc.
Notes to Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of operations

Pringo, Inc. (“Pringo”) is a Delaware Corporation with headquarters located in Los Angeles, California. Established in late 2006, Pringo was operating as Pringo Networks, LLC (a California LLC) from 2006 – 2008.  In October 2008, Pringo Networks LLC merged with Pringo, Inc. (a Delaware Corp) and the surviving entity was Pringo, Inc.  Pringo provides software tools that combine enterprise-class multilingual portals, CMS, user management, and social collaboration features in one open-source package. Currently on Version 4 of its platform, Pringo products allow for development, deployment, and management of multiple websites from an easy-to-use administration console.

Basis of presentation

The accompanying financial statements present the financial position, results of operations and cash flows of the Company. These financial statements are prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents.

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). At December 31, 2010 and 2009, the Company had a cash balances in one financial institution of $25,963 and $74,131, respectively, all of which was insured.

Investments in Marketable Securities

The Company determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available for sale. Held-to-maturity securities are recorded as either short term or long term on the balance sheet, based on contractual maturity date and are stated at amortized cost. Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. Debt and marketable equity securities not classified as held to maturity or as trading, are classified as available for sale, and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in shareholders’ equity.

The fair value of substantially all securities is determined by quoted market prices. The estimated fair value of securities for which there are no quoted market prices is based on similar types of securities that are traded in the market.

The Company’s short-term investments comprise only equity securities, all of which are classified as trading securities and are carried at their fair value based on the quoted market prices of the securities at December 31, 2010, and 2009. Net realized and unrealized gains and losses on trading securities are included in net earnings. For the years ending December 31, 2010 and 2009, the Company recognized loss of $2,222 and $193,314, respectively.

Accounts Receivable and Allowance for Bad Debt

The allowance for doubtful accounts is based on the Company’s past experience and other factors which, in management's judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable and current economic conditions. The determination of the collectability of amounts due from customer accounts requires the Company to make judgments regarding future events and trends. Allowance for doubtful accounts is determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer accounts, and the financial condition of the Company’s customers. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At December 31, 2010 and 2009, allowance for doubtful accounts totaled $17,955 and $37,385, respectively. For the years ended December 31, 2010 and 2009, the Company recorded bad debt expense of $99,383 and $51,485, respectively.

Long-Lived Assets

Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment are recorded using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Software Development Costs

Costs of software developed internally for licensing to third parties are expensed until the technological feasibility of the software product has been established. Thereafter, software development costs incurred through the general release of the software products are capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized software development costs are amortized on a straight-line basis over the products’ respective estimated economic lives, which are typically three years. The amortization of capitalized software development costs, including any amounts accelerated for products that are not expected to generate sufficient future revenue to realize their carrying values, is included in cost of license revenue in the statements of operations. During the years ended December 31, 2010 and 2009, amounts capitalized were $146,369 and $152,739, respectively, and amounts amortized were $101,112 and $259,978, respectively.

Intangible Assets

Intangible assets consist of expenditures for a domain name.  The domain name has an estimated indefinite life, was recorded at its initial cost, is not subject to amortization, but is reviewed annually for impairment.

Impairment

In addition to our intangible asset impairment testing, as noted above, we also review our other long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (ASC 820”) which defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price).

The three-level hierarchy for fair value measurements is defined as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;
•
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly including inputs in markets that are not considered to be active;

•	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value. Measurement

Income Taxes

The Company is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized. Interest and penalties associated with income taxes are included in selling, general and administrative expense.

The Company has adopted ASC Topic 740 “Accounting for Uncertainty in Income Taxes” which prescribes a comprehensive model of how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return.  ASC 740 states that a tax benefit from an uncertain position may be recognized if it is "more likely than not" that the position is sustainable, based upon its technical merits. The tax benefit of a qualifying position is the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information. As of December 31, 2010, the Company had not recorded any tax benefits from uncertain tax positions.

Revenue Recognition

License revenue consists principally of revenue earned under software license agreements. License revenue is generally recognized when a signed contract or other persuasive evidence of an arrangement exists, the software has been electronically delivered, the license fee is fixed or is measured on paid user basis; and collection of the resulting receivable is probable. When contracts contain multiple elements wherein Vendor-Specific Objective Evidence (“VSOE”) exists for all undelivered elements, we account for the delivered elements in accordance with the “Residual Method.” VSOE of fair value for maintenance and support is established by a stated renewal rate, if substantive, included in the license arrangement or rates charged in stand-alone sales of maintenance and support. Revenue from subscription license agreements, which include software, rights to unspecified future products and maintenance, is recognized ratably over the term of the subscription period.

Provided all other revenue criteria are met, the upfront, minimum, non-refundable license fees from customers are generally recognized upon delivery and on-going royalty fees are generally recognized upon reports of new licenses issued. Revenue on sales to resellers is recognized when evidence of an end user arrangement exists and recorded net of related costs to the resellers.

Professional services revenue consists primarily of revenue received for assisting with the customization and implementation of our software, on-site support, and other consulting services. Many customers who license our software also enter into separate professional services arrangements with us. We always account for professional services separately from license revenue as professional services are considered essential to the functionality of the software based on the nature of our software products. Substantially all of our professional services arrangements that are billed on a time and materials basis are recognized as the services are performed. Contracts with fixed or not-to-exceed fees are recognized on a percentage-of-completion or completed-contract basis. If there is significant uncertainty about the project completion or receipt of payment for professional services, revenue is deferred until the uncertainty is sufficiently resolved. VSOE of fair value of consulting services is based upon stand-alone sales of those services. Payments received in advance of consulting services performed are deferred and recognized when the related services are performed. Work performed and expenses incurred in advance of invoicing are recorded as unbilled receivables. These amounts are billed in the subsequent month.

Maintenance revenue consists of fees for providing software updates on a when and if available basis and technical support for software products (“post-contract customer support” or “PCS”). Maintenance revenue is recognized ratably over the term of the agreement.

Hosting revenues are recognized in the month services are delivered.

Payments received in advance of services performed are deferred. Allowances for estimated future returns and discounts are provided for upon recognition of revenue.

Cost of License and Maintenance Revenue

Cost of license revenue is primarily comprised of the amortization of capitalized software development costs for internally developed products, the amortization of acquired technology for products acquired through business combinations, license-based royalties to third parties and production and distribution costs for initial product licenses.

Cost of maintenance revenue is primarily comprised of the costs associated with the customer support and research and development personnel that provide maintenance, enhancement and support services to our customers.

Sales Commissions

We pay commissions, including sales bonuses, to our direct sales force related to revenue transactions under sales compensation plans established annually. We defer the portion of commissions that are direct and incremental costs of the license and maintenance revenue arrangements and recognize them as selling and marketing expenses in the statements of operations over the terms of the related customer contracts, in proportion to the recognition of the associated revenue. The commission payments are typically paid in full in the month following execution of the customer contracts.

Earnings per Share

Basic earnings per share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. EPS excludes all potential dilutive shares of common stock if their effect is anti-dilutive.

As of December 31, 2010 and 2009, the Company did not have any common stock equivalent outstanding that could cause any potential dilutive; therefore, basic and diluted weighted average numbers of common shares are the same.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2010-06, "Improving Disclosures about Fair Value Measurements" (ASU 2010-06), which amends the Fair Value Measurements and Disclosures Topic of the ASC (ASC Topic 820). Among other provisions, ASC Topic 820 establishes a fair value hierarchy that prioritizes the relative reliability of inputs used in fair value measurements. The hierarchy gives highest priority to Level 1 inputs that represent unadjusted quoted market prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are directly or indirectly observable inputs other than quoted prices included within Level 1. Level 3 inputs are unobservable inputs and have the lowest priority in the hierarchy. This amendment requires new disclosures on the value of, and the reason for, transfers in and out of Levels 1 and 2 of the fair value hierarchy and additional disclosures about purchases, sales, issuances and settlements within Level 3 fair value measurements. ASU 2010-06 also clarifies existing disclosure requirements on levels of disaggregation and about inputs and valuation techniques. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the requirement to provide additional disclosures regarding Level 3 measurements which is effective for interim and annual reporting periods beginning after December 15, 2010.

Pringo does not expect that any other recently issued accounting pronouncement will have a significant impact on the results of operations, financial position, or cash flows of the Company.

Subsequent Events

The Company has evaluated all transactions occurring between the end of our year, December 31, 2010, and through September 20, 2011, the date the financial statements were available for issuance, for subsequent event disclosure consideration.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company has a working capital deficit of $573,172, an accumulated deficit of $2,112,764 as of December 31, 2010, and net losses for the years ended December 31, 2010 and 2009 of $181,222 and $468,257, respectively. The Company is currently seeking to complete a merger with MobileBits Holdings Corporation to obtain additional funding to expand its business model and support its operations. These issues raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital and implement its business plan. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management believes that actions presently being taken to complete the merger and obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 4 – PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at:

	Useful lives	12/31/10	12/31/09
Furniture and fixture	5 years	$5,549	$5,549
Equipment	5 years	63,716	63,716
Subtotal		69,265	69,265
Less: accumulated depreciation		(49,371)	(35,518)
Property and equipment, net		$19,894	$33,747

For the years ended December 31, 2010 and 2009, total depreciation expense was $13,853 and $13,853, respectively.

NOTE 5 – SOFTWARE DEVELOPMENT COSTS

The following is a summary of software development costs at:

	Useful lives	12/31/10	12/31/09
Software development costs	3 years	$746,771	$600,402
Less: accumulated amortization		(499,111)	(397,999)
Software development costs, net		$247,660	$202,403

For the years ended December 31, 2010 and 2009, total amortization expense was $101,112 and $259,978 respectively.

NOTE 6 – SHORT-TERM DEBT – RELATED PARTIES

On June 15, 2009, the Company issued a promissory note in the amount of $110,000, accruing interest at 10% per annum to a related party.  The outstanding principal balance and accrued and unpaid interest were due on June 15, 2011.  Upon maturity, the note was extended through June 15, 2012.  The loan is guaranteed by the Company’s Chairman.

On March 10, 2009, the Company issued a $81,000 of convertible debt, accruing interest at 10% per annum to a related party.  The principal balance of the note is convertible into 526,500 shares of common stock. The outstanding principal balance and accrued and unpaid interest were originally due on July 30, 2010, but were extended to December 31, 2011.

The convertible debt was evaluated for a beneficial conversion feature under FASB ASC 470 and determined to have a beneficial conversion feature totaling $71,685 which was treated as a discount on the note and a component of paid in capital.  Pursuant to FASB ASC 470, the discount on the convertible note is amortized over the period between the issuance date and the maturity of the convertible note under the effective interest method.  During the year ended December 31, 2009, $40,323 of the discount had been amortized and expensed to interest expense, leaving a balance of $31,362 as of December 31, 2009.  During the year ended December 31, 2010, $31,362 of the discount was amortized to interest expense, leaving a balance of zero as of December 31, 2010.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2010 and 2009, Majid Abai, CEO, advanced funds from time to time to the Company.  During the years ended December 31, 2010 and 2009, advances of $5,000 and $29,500 and repayments of $5,000 and $25,573 were received, respectively.  For the year ended December 31, 2009, the $3,927 balance of the $29,500 advance repayments were forgiven by the CEO as a capital contribution.  The Company also expensed $215,296 and $174,000in compensation for the years ended December 31, 2010 and 2009, respectively, related to a consulting agreement with a company owned by the CEO, See details of this agreement as described in Note 8.

On March 10, 2009, a company owned by two board members of the Company executed an $81,000 convertible promissory note to the Company, accruing interest at 10% per annum. See details of this note in Note 6.

On June 15, 2009, a trust company owned by the family of board member executed a $110,000 promissory note to the Company, accruing interest at 10% per annum. See detail of this note in Note 6.

During the year ended December 31, 2010, a Pringo reseller was partially owned by the CEO’s family member. The Company recorded $44,250 in income related to the reseller, which was offset by a $9,894 allowance for doubtful accounts.

During the year ended December 31, 2010 and 2009, the Company expensed $10,000 and $74,000 in compensation, respectively, related to a consulting agreement described in Note 8.

During the year ended December 31, 2010, the Company expensed $17,750 in advertising/marketing costs to a related party.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Consulting agreements

On April 1, 2010, the Company entered into a consulting agreement with The Abai Group, Inc., a company owned by the CEO. The agreement is for twelve months and is beingrenewed. Under the terms of the agreement, The Abai Group, Inc. will be paid $14,500 per month, of which $4,500 will be deferred during such months that the Company has negative cash flow. All deferred monthly fees will be paid upon such time that the Company raises $1,000,000 or more in financing or is acquired by or merged with another company. At such time that $1M in equity investment in the Company has shown two consecutive quarters of positive cash flow, the monthly fee will be increased to $18,500. A ten percent bonus will be awarded during each quarter the Company experiences positive net income on an accrual basis. In June 2011, the Company agreed to issue to Mr. Abai 2,925,000 stock options to purchase the Company’s common stock at $0.19 per share for the services he provides to the Company. These options were valued at $510,471 using the Black Scholes model and vest over 40 months

On September 1, 2010, the Company entered into a consulting agreement with Peachymedia, LLC., a company owned by the Chief Technical Officer. The agreement is for 48 months.  Under the terms of the agreement, Peachymedia, LLC., will be paid $8,500 per month, of which, up to $2,000 of the fees are deferrable by the Company without any interest or penalty from the date of invoicing until such time that:  1) $500,000 in equity investment in Company has been completed; 2)  the Company has been merged or acquired; or 3) the Company has shown two consecutive quarters of positive cash flow cumulatively equal to 200% of deferred payments, at which time all deferred payments shall be paid by the Company. In June 2011, the Company agreed to issue to Mr. Harvard Young 1,787,500 stock options to purchase the Company’s common stock at $0.19 per share for the services he provides to the Company. These options were valued at $311,954 and vest over 40 months.

Operating Lease

Pringo’s principal office is located at 11835 W Olympic Blvd., suite 855, Los Angeles, California 90064. The rent through December31, 2009 was $3,943 per month. In February of 2010, Pringo signed a new 3-year lease agreement with its landlord which decreased the rent to $2,877 per month for the first 12 months, $3,128 per month for the next 12 months, and $3,378 per month for the last 12 months of the agreement.

Minimum future lease payments for the next five years under non-cancelable lease agreements are as follows:

2011	$39,698
2012	42,700
2013	10,578
2014	-
2015 and thereafter	-
Total	$92,976

Litigation

a.	Birlasoft, Inc., v. Pringo Networks LLC.

On or about September 21, 2009, Birlasoft, Inc. filed a civil action in Superior Court of New Jersey, Middlesex County seeking damages in relation to Pringo Networks, LLC’s, the Company’s predecessor, alleged breach of contract.  The claims asserted by Birlasoft, Inc. were disputed and after an initial attempt to settle the case, the Company did not respond to the lawsuit, which resulted in a default judgment in the amount of approximately $59,000 in 2010, all of which was accrued in the financial statements for the year ended December 31, 2010.

b.	United Business Media, LLC v. Pringo, Inc.

On or about March 19, 2010, United Business Media, LLC filed a civil action in New York County Civil Court, seeking damages in relation to the Company’s alleged breach of contract.  The claims asserted by United Business Media, LLC were disputed, and the Company claimed not to have been properly notified of the lawsuit by its agent for the service of process.  Not having had an opportunity to properly defend itself, a default judgment was entered against the Company on October 29, 2010, at the New York County Civil Court, in the amount of $18,037.  United Business Media, LLC later domesticated the default judgment in California, by way of a new action, securing an entry of a sister-state judgment on May 9, 2011 in the amount of $18,984, all of which was accrued in the financial statements for the year ended December 31, 2010.

NOTE 9 – EQUITY TRANSACTIONS

On March 10, 2009, the Company recorded a debt discount in the amount of $71,685, related to a convertible note in the amount of $81,000, convertible into 526,500 shares of common stock. See Note 6 for the discussion of this convertible note.

During the year ended December 31, 2009, various existing stockholders contributed capital totaling $44,560 to the Company.  No shares were issued in exchange for this capital contribution.

Also during the year ended December 31, 2009, the Company’s CEO forgave an outstanding debt in the amount of $3,927 as contributed capital.  No shares were issued in exchange for this debt cancellation.

NOTE 10 – INCOME TAXES

Reconciliation between actual tax expense (benefit) and income taxes computed by applying the U.S. federal income tax rate and state income tax rate to income from continuing operations before income taxes for the years ended December 31, 2010 and 2009 are as follows:

	2010	2009
Computed at U.S. and State statutory rates (34%)	$(61,615)	$(159,207)
Permanent changes in valuation allowance	11,820	14,142
Changes in valuation allowance	49,795	145,065
Total	$-	$-

Tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred liabilities as of December 31, 2010 and 2009 are presented below:

	2010	2009
Deferred tax assets:
Net operating loss carry-forwards	$69,294	$97,970
Capital loss	14,450	14,450
Charitable contributions	323	119
Other	111,070	33,770
Total deferred tax assets	195,137	146,309

Deferred tax liabilities:
Depreciation	(277)	(1,244)
Total deferred tax liabilities	(277)	(1,244)

Net deferred tax assets	194,860	145,065
Less: valuation allowance	(194,860)	(145,065)
Total	$-	$-

At December 31, 2010, Pringo had a net operating loss carry-forwards for federal and state income tax purposes of $203,805 which will begin to expire, if unused, beginning in 2028. The valuation allowance increased by $49,795 and $145,065 for the years ended December 31, 2010 and 2009, respectively.

The above estimates are based upon management's decisions concerning certain elections which could change the relationship between net income and taxable income. Management decisions are made annually and could cause the estimates to vary significantly.

NOTE 11 – SUBSEQUENT EVENTS

Issuances of Employee Stock Options

On June 1, 2011, Pringo granted stock options to its employees to purchase 7,091,500 shares of common stock of the Company for an exercise price of $0.19 per share.  The options expire on the earliest of the following: (i) on the tenth anniversary of the option grant; (ii) immediately upon the termination of the optionee’s employment by the Company for cause or by the retirement or other voluntary resignation of the optionee; (iii) on the nineteenth calendar day following the termination of the optionees’ employment by the Company other than for cause or optionee’s disability; or (iv) on the day prior to the first anniversary of the termination of the optionee’s employment as a result of optionee’s disability.

The fair value of $1,237,608 for these options was calculated using the Black-Scholes option-pricing model. Variables used in the Black-Scholes option-pricing model for options issued on June 1, 2011 include: (1) discount rate range of 2.96%, (2) option life is an expected term of ten years, (3) expected volatility of 106% and (4) zero expected dividends.

Merger with MobileBits Holdings Corporation

On June 23, 2011, MB Pringo Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Pringo, Inc., a Delaware corporation (“Pringo”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MobileBits Holdings Corporation, a Nevada Corporation, (“Parent”), providing for the acquisition of Pringo by Parent.  Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors of the respective parties, Pringo will be merged with and into Merger Sub (the “Merger”), with Pringo surviving the Merger as a wholly owned subsidiary of Parent. The Agreement and Plan of Merger will close in September 2011.

Pursuant to the Merger Agreement, each share of common stock of Pringo issued and outstanding immediately prior to the effective time, will be converted into the right to receive a number of shares of common stock of Parent such that immediately after the effective time,  Pringo’s stockholders, and the holders of Pringo’s outstanding options and warrants, will own fifty percent (50%) of Parent’s then outstanding shares of common stock on a fully diluted basis (as if such options and warrants were exercised), and Parent’s stockholders, and holders of Parent’s outstanding options and warrants, will own fifty percent (50%) of its then outstanding shares of Parent common stock on a fully diluted basis (as if such options and warrants were exercised).  All shares of Pringo common stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each certificate previously representing any such shares will thereafter represent the right to receive a certificate representing the shares of Parent common stock into which such Pringo common stock was converted into the Merger. All currently issued and outstanding options to purchase Pringo common stock will vest and be converted into options to purchase Parent common stock.

Pringo, Inc.
Balance Sheets
(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash	$9,372	$25,963
Investments in marketable securities	222	4,444
Accounts receivable, net of allowance for doubtful accounts	154,032	69,933
Accounts receivable – related party	131,060	34,356
Prepaid expenses and other current assets	6,727	6,727
Total current assets	301,413	141,423

Property and equipment, net of accumulated depreciation	9,505	19,894
Software development costs, net of accumulated amortization	217,384	247,660
Domain name	20,100	20,100

TOTAL ASSETS	$548,402	$429,077

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$341,984	$305,996
Accounts payable and accrued expenses – related parties	288,550	216,132
Short-term debt – related parties, net of debt discount	191,000	191,000
Deferred revenue	9,153	1,467
Total current liabilities	830,687	714,595

Commitments and contingencies	-	-

Stockholders’ deficit:
Preferred stock, $0.000001 par value; 50,000,000 shares
authorized; none issued and outstanding	-	-
Common stock, $0.000001 par value; 100,000,000 shares
authorized; 23,133,500 shares issued and outstanding	23	23
Additional paid-in capital	2,016,985	1,867,779
Accumulated deficit	(2,254,515)	(2,112,764)
Accumulated other comprehensive loss	(44,778)	(40,556)
Total stockholders' deficit	(282,285)	(285,518)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$548,402	$429,077

See accompanying summary of accounting policies and notes to financial statements.

Pringo, Inc.
Statements of Operations and Comprehensive Loss
For the Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	September 30,	September 30,
	2011	2010

REVENUES	$726,865	$683,066
COST OF REVENUES	189,995	241,767

GROSS PROFIT	536,870	441,299

OPERATING EXPENSES:
Selling, general and administrative	524,700	425,540
Depreciation and amortization	128,435	110,641
Total operating expenses	653,135	536,181

LOSS FROM OPERATIONS	(116,265)	(94,882)

OTHER EXPENSE:
Interest expense	(25,487)	(10,771)

NET LOSS	$(141,752)	$(105,653)

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized gain (loss) on available-for-sale securities	(4,222)	444

COMPREHENSIVE LOSS	$(145,974)	$(105,209)

Net loss per common share – basic and diluted	$(0.01)	$(0.00)

Weighted average number of common shares outstanding – basic and diluted	23,133,500	23,133,500

See accompanying summary of accounting policies and notes to financial statements.

Pringo, Inc.
Statements of Cash Flows
For the Nine Months Ended September 30, 2011 and 2010
(Unaudited)

	September 30,	September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(141,752)	$(105,653)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Stock-based compensation	149,206	-
Bad debt expense	48,537	66,105
Depreciation and amortization	128,435	110,641
Changes in operating assets and liabilities:
Increase in accounts receivable	(115,392)	(92,972)
Decrease in accounts receivable – related party	(113,948)	-
Decrease in prepaid expenses	-	(6,727)
Increase in accounts payable	35,988	68,387
Increase in accounts payable – related party	72,418	38,006
Increase in deferred income	7,687	-
NET CASH PROVIDED BY OPERATING ACTIVITIES	71,179	77,787

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for software development costs	(87,770)	(112,269)
NET CASH USED IN INVESTING ACTIVITIES	(87,770)	(112,269)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term debt – related parties	-	110,000
Repayments of short-term debt – related parties	-	(110,000)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	-	-

Net increase (decrease) in cash	(16,591)	(34,482)
Cash at beginning of period	25,963	74,131

Cash at end of period	$9,372	$39,649

SUPPLEMENTAL INFORMATION:
Cash paid during the period for:
Interest	$7,333	$10,771
Income taxes	-	-

See accompanying summary of accounting policies and notes to financial statements.

Pringo, Inc.
Notes to Financial Statements
(Unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of operations

Pringo, Inc. (“Pringo”) is a Delaware Corporation with headquarters located in Los Angeles, California. Established in late 2006, Pringo was operating as Pringo Networks, LLC (a California LLC) from 2006 through 2008.  In October 2008, Pringo Networks LLC merged with Pringo, Inc. (a Delaware Corp) and the surviving entity was Pringo, Inc.  Pringo provides software tools that combine enterprise-class multilingual portals, CMS, user management, and social collaboration features in one open-source package. Currently on Version 4 of its platform, Pringo products allow for development, deployment, and management of multiple websites from an easy-to-use administration console.

Basis of presentation

The accompanying financial statements present the financial position, results of operations and cash flows of the Company. These financial statements are prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates. Significant estimates include allowances for bad debts and realization of intangible assets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents.

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). At September 30, 2011 and December 31, 2010, the Company had a cash balances in one financial institution of $9,372 and $25,963, respectively, all of which was insured.

Investments in Marketable Securities

The Company determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available for sale. Held-to-maturity securities are recorded as either short term or long term on the Balance Sheet, based on contractual maturity date and are stated at amortized cost. Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. Debt and marketable equity securities not classified as held to maturity or as trading, are classified as available for sale, and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in shareholders’ equity.

The fair value of substantially all securities is determined by quoted market prices. The estimated fair value of securities for which there are no quoted market prices is based on similar types of securities that are traded in the market.

The Company’s short-term investments comprise only equity securities, all of which are classified as available-for-sale securities and are carried at their fair value based on the quoted market prices of the securities at September 30, 2011 and December 31, 2010. Net realized and unrealized gains and losses on trading securities are included in net earnings. For the nine months ended September 30, 2011 and 2010, the Company recognized loss of $4,222 and gain of $444, respectively.

Accounts Receivable and Allowance for Bad Debt

The allowance for doubtful accounts is based on the Company’s past experience and other factors which, in management's judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable and current economic conditions. The determination of the collectability of amounts due from customer accounts requires the Company to make judgments regarding future events and trends. Allowance for doubtful accounts is determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer accounts, and the financial condition of the Company’s customers. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At September 30, 2011 and December 31, 2010, allowance for doubtful accounts totaled $49,248 and $17,955, respectively. During the nine months ended September 30, 2011 and 2010, the Company recorded bad debt expense of $48,537 and $66,105, respectively.

Long-Lived Assets

Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment are recorded using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Software Development Costs

Costs of software developed internally for licensing to third parties are expensed until the technological feasibility of the software product has been established. Thereafter, software development costs incurred through the general release of the software products are capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized software development costs are amortized on a straight-line basis over the products’ respective estimated economic lives, which are typically three years. The amortization of capitalized software development costs, including any amounts accelerated for products that are not expected to generate sufficient future revenue to realize their carrying values, is included in cost of license revenue in the statements of operations. During nine months ended September 30, 2011 and 2010, amounts capitalized were $87,770 and $112,269, respectively, and amounts amortized were $118,046 and $68,890, respectively.

Intangible Assets

Intangible assets consist of expenditures for a domain name.  The domain name has an estimated indefinite life, was recorded at its initial cost, is not subject to amortization, but is reviewed annually for impairment.

Impairment

In addition to our intangible asset impairment testing, as noted above, we also review our other long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (ASC 820”) which defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price).

The three-level hierarchy for fair value measurements is defined as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;
•
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly including inputs in markets that are not considered to be active;

•	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value. Measurement

All of the Company’s investments in marketable securities as of September 30, 2011 and December 31, 2010 were valued by the quoted market prices.

Income Taxes

The Company is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized. Interest and penalties associated with income taxes are included in selling, general and administrative expense.

The Company has adopted ASC Topic 740 “Accounting for Uncertainty in Income Taxes” which prescribes a comprehensive model of how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return.  ASC 740 states that a tax benefit from an uncertain position may be recognized if it is "more likely than not" that the position is sustainable, based upon its technical merits. The tax benefit of a qualifying position is the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information. As of September 30, 2011, the Company had not recorded any tax benefits from uncertain tax positions.

Revenue Recognition

License revenue consists principally of revenue earned under software license agreements. License revenue is generally recognized when a signed contract or other persuasive evidence of an arrangement exists, the software has been electronically delivered, the license fee is fixed or is measured on a paid user basis; and collection of the resulting receivable is probable. When contracts contain multiple elements wherein Vendor-Specific Objective Evidence (“VSOE”) exists for all undelivered elements, we account for the delivered elements in accordance with the “Residual Method.” VSOE of fair value for maintenance and support is established by a stated renewal rate, if substantive, included in the license arrangement or rates charged in stand-alone sales of maintenance and support. Revenue from subscription license agreements, which include software, rights to unspecified future products and maintenance, is recognized ratably over the term of the subscription period.

Provided all other revenue criteria are met, the upfront, minimum, non-refundable license fees from customers are generally recognized upon delivery and on-going royalty fees are generally recognized upon reports of new licenses issued. Revenue on sales to resellers is recognized when evidence of an end user arrangement exists and recorded net of related costs to the resellers.

Professional services revenue consists primarily of revenue received for assisting with the customization and implementation of our software, on-site support, and other consulting services. Many customers who license our software also enter into separate professional services arrangements with us. We account for professional service revenues separately from license revenue as professional services are delivered. Substantially all of our professional services arrangements that are billed on a time and materials basis are recognized as the services are performed. Contracts with fixed or not-to-exceed fees are recognized on a percentage-of-completion or completed-contract basis. If there is significant uncertainty about the project completion or receipt of payment for professional services, revenue is deferred until the uncertainty is sufficiently resolved. VSOE of fair value of consulting services is based upon stand-alone sales of those services. Payments received in advance of consulting services performed are deferred and recognized when the related services are performed.

Maintenance revenue consists of fees for providing software updates on a when and if available basis and technical support for software products (“post-contract customer support” or “PCS”). Maintenance revenue is recognized ratably over the term of the agreement.

Hosting revenues are recognized in the month services are delivered.

Allowances for estimated future returns and discounts are provided for upon recognition of revenue.

Cost of License and Maintenance Revenue

Cost of license revenue is primarily comprised of the amortization of capitalized software development costs for internally developed products, the amortization of acquired technology for products acquired through business combinations, license-based royalties to third parties and production and distribution costs for initial product licenses.

Cost of maintenance revenue is primarily comprised of the costs associated with the customer support and research and development personnel that provide maintenance, enhancement and support services to our customers.

Sales Commissions

We pay commissions, including sales bonuses, to our direct sales force related to revenue transactions under sales compensation plans established annually. We defer the portion of commissions that are direct and incremental costs of the license and maintenance revenue arrangements and recognize them as selling and marketing expenses in the statements of operations over the terms of the related customer contracts, in proportion to the recognition of the associated revenue. The commission payments are typically paid in full in the month following execution of the customer contracts.

Share-Based Payments

The Company estimates the fair value of each stock option award at the grant date by using the Black-Scholes option pricing model and common shares based on the last market price of the Company’s common stock on the date of the share grant. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide services in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest, the Company reduces the expense for estimated forfeitures based on historical forfeiture rates. Previously recognized compensation costs may be adjusted to reflect the actual forfeiture rate for the entire award at the end of the vesting period. Excess tax benefits, if any, are recognized as an addition to paid-in capital.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2010-06, "Improving Disclosures about Fair Value Measurements" (ASU 2010-06), which amends the Fair Value Measurements and Disclosures Topic of the ASC (ASC Topic 820). Among other provisions, ASC Topic 820 establishes a fair value hierarchy that prioritizes the relative reliability of inputs used in fair value measurements. The hierarchy gives highest priority to Level 1 inputs that represent unadjusted quoted market prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs are directly or indirectly observable inputs other than quoted prices included within Level 1. Level 3 inputs are unobservable inputs and have the lowest priority in the hierarchy. This amendment requires new disclosures on the value of, and the reason for, transfers in and out of Levels 1 and 2 of the fair value hierarchy and additional disclosures about purchases, sales, issuances and settlements within Level 3 fair value measurements. ASU 2010-06 also clarifies existing disclosure requirements on levels of disaggregation and about inputs and valuation techniques. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the requirement to provide additional disclosures regarding Level 3 measurements which is effective for interim and annual reporting periods beginning after December 15, 2010.

Pringo does not expect that any other recently issued accounting pronouncement will have a significant impact on the results of operations, financial position, or cash flows of the Company.

Subsequent Events

The Company has evaluated all transactions occurring between the nine months ended September 30, 2011, through the date of issuance of the financial statements for subsequent event disclosure consideration.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company has a working capital deficit of $529,274, an accumulated deficit of $2,254,515 as of September 30, 2011, and net losses for the nine months ended September 30, 2011 and 2010 of $141,752 and $105,653, respectively. These issues raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital and implement its business plan. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management believes that actions presently being taken to complete the merger and obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern. The Company has currently merged with MobileBits Holdings Corporation and is seeking for additional funding to expand its business model and support its operations.

NOTE 4 – PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at:

	Useful lives	09/30/11	12/31/10
Furniture and fixture	5 years	$5,549	$5,549
Equipment	5 years	63,716	63,716
Subtotal		69,265	69,265
Less: accumulated depreciation		(59,760)	(49,371)
Property and equipment, net		$9,505	$19,894

For the nine months ended September 30, 2011 and 2010, total depreciation expense was $10,389 and $10,389, respectively.

NOTE 5 – SOFTWARE DEVELOPMENT COSTS

The following is a summary of software development costs at:

	Useful lives	09/30/11	12/31/10
Software development costs	3 years	$834,541	$746,771
Less: accumulated amortization		(617,157)	(499,111)
Software development costs, net		$217,384	$247,660

For the nine months ended September 30, 2011 and 2010, total amortization expense was $118,046 and $68,890 respectively.

NOTE 6 – SHORT-TERM DEBT – RELATED PARTIES

On June 15, 2009, the Company issued a promissory note in the amount of $110,000, accruing interest at 10% per annum, to a related party.  The outstanding principal balance and accrued and unpaid interest were due on June 15, 2011.  Upon maturity, the note was extended through June 15, 2012.

On March 10, 2009, the Company issued a $81,000 of convertible debt, accruing interest at 10% per annum to a related party.  The principal balance of the note is convertible into 526,500 shares of common stock. The outstanding principal balance and accrued and unpaid interest were originally due on July 30, 2010, but were extended to December 31, 2011. On December 22, 2011, the original agreement was amended and restated to provide that the Note is convertible into 610,319 shares of common stock. The Note was converted on the same date of the amendment.

The convertible debt was evaluated for a beneficial conversion feature under FASB ASC 470 and determined to have a beneficial conversion feature totaling $71,685 which was treated as a discount on the note and a component of paid in capital.  Pursuant to FASB ASC 470, the discount on the convertible note is amortized over the period between the issuance date and the maturity of the convertible note under the effective interest method.  During the year ended December 31, 2009, $40,323 of the discount had been amortized and expensed to interest expense, leaving a balance of $31,362 as of December 31, 2009.  During the nine months ended September 30, 2010, the entire $31,362 of the discount was amortized to interest expense, leaving a balance of $0 as of September 30, 2010.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company expensed $150,099 and $165,020 in compensation to Majid Abai, CEO for the nine months ended September 30, 2011 and 2010, respectively, related to a consulting agreement with a company owned by the CEO, See details of this agreement in Note 8.

During the nine months ended September 30, 2011 and 2010, the Company expensed $58,500 and $54,500 in compensation, respectively, related to a consulting agreement described in Note 8.

During the nine months ended September 30, 2011 and 2010, the Company expensed $7,200 and $6,950 in advertising / marketing costs to a related party.

During the nine months ended September 30, 2011, a Pringo reseller was partially owned by the CEO’s family member. The Company recorded $53,106 in income related to reseller, which was offset by an $11,200 allowance for doubtful accounts. In April 2011, the reseller was sold to an unrelated party.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Consulting agreements

On April 1, 2010, the Company entered into a consulting agreement with The Abai Group, Inc., a company owned by the CEO.  The agreement was for twelve months and is being renewed.  Under the terms of the agreement, The Abai Group, Inc. will be paid $14,500 per month, of which $4,500 will be deferred during such months that the Company has negative cash flow.  All deferred monthly fees will be paid upon such time that the Company raises $1,000,000 or more in financing or is acquired by or merged with another company.  At such time that $1M in equity investment in the Company has shown two consecutive quarters of positive cash flow the monthly fee will be increased to $18,500. A ten percent bonus will be awarded during each quarter the Company experiences positive net income on an accrual basis. In June 2011, the Company agreed to issue to Mr. Abai 2,925,000 stock options to purchase the Company’s common stock at $0.19 per share for the services he provides to the Company. These options were valued at $510,471 using the Black Scholes model and vest over 40 months.

On September 1, 2010, the Company entered into a consulting agreement with Peachymedia, LLC., a company owned by the Chief Technical Officer.  The agreement is for 48 months.  Under the terms of the agreement, Peachymedia, LLC., will be paid $8,500 per month, of which, up to $2,000 of the fees are deferrable by the Company without any interest or penalty from the date of invoicing until such time that:  1) $500,000 in equity investment in Company has been completed; 2)  the Company has been merged or acquired; or 3) the Company has shown two consecutive quarters of positive cash flow cumulatively equal to 200% of deferred payments, at which time all deferred payments shall be paid by the Company. In June 2011, the Company agreed to issue to Mr. Harvard Young 1,787,500 stock options to purchase the Company’s common stock at $0.19 per share for the services he provides to the Company. These options were valued at $311,954 using the Black Scholes model and vest over 40 months.
Operating Lease

Pringo’s principal office is located at 11835 W Olympic Blvd.,Suite 855, Los Angeles, California 90064.  In February of 2010, Pringo signed a new 3-year lease agreement with its landlord for rent of $2,877 per month for the first 12 months, $3,127 per month for the next 12 months, and $3,377 per month for the last 12 months of the agreement.

Minimum future lease payments for the next five years under non-cancelable lease agreements at September 30, 2011 are as follows:

2011	$9,440
2012	42,700
2013	10,578
2014	-
2015 and thereafter	-
Total	$62,718

Litigations

c.	Birlasoft, Inc., v. Pringo Networks LLC.

On or about September 21, 2009, Birlasoft, Inc. filed a civil action in Superior Court of New Jersey, MiddlesexCounty seeking damages in relation to Pringo Networks, LLC’s, the Company’s predecessor, alleged breach of contract.  The claims asserted by Birlasoft, Inc. were disputed and after an initial attempt to settle the case, the Company did not respond to the lawsuit, which resulted in a default judgment in the amount of approximately $59,000; in 2010, all of which was accrued in the financial statements for the period ended September 30, 2011.

d.	United Business Media, LLC v. Pringo, Inc.

On or about March 19, 2010, United Business Media, LLC filed a civil action in New York County Civil Court, seeking damages in relation to the Company’s alleged breach of contract.  The claims asserted by United Business Media, LLC were disputed, and the Company claimed not to have been properly notified of the lawsuit by its agent for the service of process.  Not having had an opportunity to properly defend itself, a default judgment was entered against the Company on October 29, 2010, at the New York County Civil Court, in the amount of $18,037.  United Business Media, LLC later domesticated the default judgment in California, by way of a new action, securing an entry of a sister-state judgment on May 9, 2011 in the amount of $18,984, all of which was accrued in the financial statements for the period ended September 30, 2011.

NOTE 9 – EMPLOYEE STOCK OPTION

The following is a summary of stock option activity for the nine months ended September 30, 2011:

			Weighted Average
			Remaining
		Weighted Average	Contract Term	Aggregate Intrinsic
	Shares	Exercise Price	(in years)	Value
Outstanding, December 31, 2010	-	$-		$-
Granted	7,253,500	0.19	10	-
Exercised	-	-		-
Forfeited	(162,000)	0.19	10	-
Expired	-	-		-
Outstanding, September 30, 2011	7,091,500	$0.19	9.68	$-

Exercisable, September 30, 2011	692,950	$0.19	9.68	$-

The above options were valued using the Black-Scholes option-pricing model and the variables used in the Black-Scholes option-pricing model for options issued on June 1, 2011 and September 21, 2011 include: (1) discount rate range of 1.88% - 2.96%, (2) option life is an expected term of ten years, (3) expected volatility of 105.72% - 106.22% and (4) zero expected dividends.

The following is a summary of outstanding stock options at September 30, 2011:

				Weighted Average
		Remaining		Remaining
Number of Common		Contracted Life		Contracted Life
Stock Equivalents	Expiration Date	(Years)	Exercise Price	(Years)
6,929,500	May 31, 2021	9.67	$0.19	9.67
162,000	September 20, 2021	9.98	$0.19	9.98

All options issued and outstanding are being amortized over their respective vesting periods.  The unrecognized compensation expense at September 30, 2011, was $1,116,577.

NOTE 10 – SUBSEQUENT EVENTS

Merger with MobileBits Holdings Corporation

On December 6, 2011, the Company completed a merger with MobileBits Holding Corporation, a Nevada Corporation (“MobileBits”),through MB Pringo Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MobileBits (“Merger Sub”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated June 23, 2011 (the “Merger”). As a result of the Merger, Merger Sub merged with and into Pringo, with Pringo surviving the Merger as a wholly owned subsidiary of the MobileBits.

Pursuant to the Merger Agreement, each share of common stock of Pringo issued and outstanding immediately prior to the effective time, was converted into the right to receive a number of shares of common stock of MobileBits such that immediately after the Merger, Pringo’s stockholders, and the holders of Pringo’s outstanding options and warrants, own fifty percent (50%) of MobileBits’ then outstanding shares of common stock on a fully diluted basis (as if all of Pringo’s and MobileBits’ options and warrants were exercised), and MobileBits’ stockholders, and holders of MobileBits’ outstanding options and warrants, own fifty percent (50%) of its then outstanding shares of MobileBits common stock on a fully diluted basis (as if all of Pringo’s and MobileBits’ options and warrants were exercised). At the closing of the Merger, Pringo’s stockholders immediately prior to the Merger were issued 29,453,544 shares of common stock of MobileBits.